POWER OF ATTORNEY
For Executing Section 16 Forms, Form 144 and Schedule 13D or 13G
KNOW ALL BY THESE PRESENTS that the undersigned hereby appoints Michael C. Donlon and Jeffrey P. Gleason, and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power to act without the other and with full power of substitution and re-substitution, to execute, deliver and file, for the undersigned and in the undersigned's name, place and stead, any and all statements, reports and forms, and any and all amendments and supplements thereto, required to be filed with the Securities and Exchange Commission (a) under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations adopted thereunder, (b) Form 144, and (c) Schedule 13D or Schedule 13G, in each case as the same may be amended from time to time, with respect to the ownership and changes in ownership of equity securities of any company and derivatives of such equity securities, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedule 13D or
Schedule 13G with respect to the undersigned's holdings of and transactions in securities issued by any company, unless (i) earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (ii) with respect to each individual attorney-in-fact, upon their retirement or termination of employment with Bond, Schoeneck & King, PLLC. The undersigned agrees that such attorneys-in-fact may rely entirely on information furnished orally or in writing by the undersigned to the attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.
/s/ Ann N. Bonte
Ann N. Bonte
Date: January 20, 2026